Exhibit 21.1

                              LIST OF SUBSIDIARIES



NAME                                               PERCENTAGE OWNERSHIP
----                                               --------------------

K-Rad Consulting, LLC                                     100%

Med-Link USA, Inc.                                        100%

Western Media Sports Holdings, Inc.                       100%

Western Media Publishing Corporation                      100%